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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

MICROPOLIS, INC.
c/o Professional Corporate Service Group, Inc.
Post Office Box 3627
Christiansted
St. Croix, U.S. Virgin Islands 00820

MICROPOLIS LIMITED
c/o Roy West Trust Corporation (Cayman) Limited
Post Office Box 707
Grand Cayman
British West Indies

MICROPOLIS LTD.                               MICROPOLIS GMBH
4 Worton Drive                                Behringstrasse 10
Worton Grange                                 8033 Planegg bei Munchen
Reading, Berkshire                            West Germany
RG2 ODW
England

MICROPOLIS AUSTRALIA PTY.                     MICROPOLIS BV
LIMITED                                       c/o Executive Management
Level 21, 201 Miller Street                   Trustmij BV
North Sydney, NSW                             DeBoeleaan 14
2060 Australia                                1083 HJ Amsterdam

                                              The Netherlands

MICROPOLIS CORPORATION--TAIWAN BRANCH
Room 1111, 11F, No. 333
Keelung Road, Sec. 1
  Taipei, Taiwan, R.O.C.